SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 2, 2006

                             On2 Technologies, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                     1-15117
                            (Commission File Number)

                                   84-1280679
                        (IRS Employer Identification No.)

                 21 Corporate Drive, Suite 103, Clifton Park, NY
                12065 (Address, including zip code, and telephone
                         number, including area code, of
                    Registrant's principal executive offices)

                                 Not applicable
       (Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

Entry into Separation and Consultancy Agreement with Douglas A. McIntyre

         On February 2, 2006, On2 Technologies, Inc. (the "Company") entered into a Separation and Consultancy Agreement (the "Consultancy Agreement") with Douglas A. McIntyre, the Company's Chairman, President and CEO. Under the terms of the Consultancy Agreement, the parties agreed that, effective February 2, 2006, Mr. McIntyre would resign from his positions as Chairman, President and CEO of the Company and from the Company's Board of Directors (the "Board"). The parties further agreed that Mr. McIntyre would continue to provide consulting services to the Company to ensure a smooth transition.

         The Consulting Agreement expires January 31, 2007, although the Company may, in its sole discretion, terminate the agreement any time prior to January 31, 2007. The Company will pay Mr. McIntyre a semi-monthly payment of $14,423.08 as compensation for his consulting services. If the Company terminates Mr. McIntyre's consulting services prior to January 31, 2007, the Company has agreed to pay Mr. McIntyre a single additional payment of $14,423.08 and the Company will then have no further obligation to make any further payments to Mr. McIntyre under the Consulting Agreement.

Entry into Employment Agreement with James Meyer

         On February 2, 2006, the Company entered into an Employment Agreement with James Meyer (the "Employment Agreement") to serve as the Company's interim CEO. Mr. Meyer is a member of the Company's Board of Directors. The Employment Agreement is effective as of February 2, 2006 and expires on May 2, 2006. Mr. Meyer's Employment Agreement provides for payment to him based on an annual base salary of $375,000. At the sole discretion of the Compensation Committee of the Board of Directors, stock options or other incentive stock awards may be granted to Mr. Meyer under the Company's 2005 Incentive Compensation Plan. If Mr. Meyer is terminated for any reason other than death, disability, resignation or Cause (as defined in the Employment Agreement), he will be entitled to the compensation due under the Employment Agreement through May 2, 2006.

Item 1.02.   Termination of a Material Definitive Agreement.

Termination of Employment Agreement with Douglas A. McIntyre

         On February 2, 2006, Douglas A. McIntyre resigned from his positions as Chairman, President, and CEO of the Company and his position as a member of the Board of Directors of the Company. Mr. McIntyre's resignation terminated the Agreement between On2.com Inc. (n/k/a On2 Technologies, Inc.) and Mr. McIntyre dated April 17, 2000, as amended by letter agreements dated July 23, 2003 and May 11, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Douglas A. McIntyre as Chairman, President, and CEO of the Company and from the Company's Board of Directors

         On February 2, 2006, Douglas A. McIntyre resigned from his positions as Chairman, President, and CEO of the Company and his position as a member of the Board of Directors of the Company. Mr. McIntyre will continue to serve the company in an advisory capacity to ensure a smooth transition.

Appointment of James Meyer as Interim President and CEO

         On February 2, 2006, the Board appointed James Meyer as interim CEO of the Company. Mr. Meyer will retain his position as a member of the Company's Board of Directors, but will no longer serve as chairman of, or a member of, the Company's Compensation Committee. Mr. Meyer is 47 years old. Since 2002, Mr. Meyer has served as a managing director at Novantas, a consulting firm in New York, where he specializes in customer management, marketing strategy, and pricing. Prior to joining Novantas in 2002, Mr. Meyer was president of Golden Square, a branding and marketing consulting firm he founded, and senior advisor to The Cambridge Group, a strategy consulting firm. From January 1999 to February 2001, he served as president and chief strategy officer of M&C Saatchi, an advertising agency in New York. Mr. Meyer holds a BA and an MBA from Duke University.

Appointment of J. Allen Kosowsky as Chairman of the Board of Directors

         On February 2, 2006, the Board of Directors appointed J. Allen Kosowsky as the non-executive, non-employee Chairman of the Board of Directors. Mr. Kosowsky is 58 and has served as a Director of the Company since January 2003 and is the Company's Audit Committee financial expert. Since 1992, Mr. Kosowsky has run J. Allen Kosowsky, CPA, P.C., a firm in Shelton, Connecticut that specializes in forensic accounting and analysis, business valuations, and interim management services. From November 1995 to April 2002, he was a director of Webster Bank. He has also served as interim CFO of FIND/SVP and Memry Corporation. In addition, until 2003, Mr. Kosowsky served as an Advisory Board Member of the Digital Angel Trust, which oversees financial interests in Digital Angel Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Bylaws

         On February 2, 2006, the Board of Directors adopted amendments to
Article III and Article IV of the Company's Bylaws. A copy of the amended Bylaws is attached as Exhibit 99.1 hereto. The amendments made the following changes to the Bylaws:
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         o    Removed the previously-existing requirements that the Chairman be the CEO of the Company and that, in the absence of any appointment to the position of Chairman, the President be the Chairman and Chief Executive;

         o Clarifies that the office of Chairman is not an officer position with the Company, although an officer of the Company is not precluded from serving in the role of Chairman;

         o Grants the Chairman the authority to preside over meetings of the Board of Directors and the CEO the authority to preside over meetings of the Company's stockholders; and

         o Gives the CEO all powers of the President in any case where the Board of Directors has not appointed a President.

         Prior to the amendment, the Bylaws had stipulated that the Chairman would be the Chief Executive Officer of the Corporation, with the power to preside over all meetings of the stockholders and of the Board of Directors and to sign all documents on behalf of the Company, except where the signature of the Company's President was required. In addition, the Bylaws stated that in the absence of a duly-appointed Chairman, the President would serve in that position.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1      Bylaws of On2 Technologies, Inc.
Exhibit 99.2 Text of press release issued by On2 Technologies, Inc., dated February 3, 2006.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 8, 2006                       On2 Technologies, Inc.

                                             By:     /s/ James Meyer
                                                     --------------------
                                             Name:   James Meyer
                                             Title:  CEO